                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


--------------------------------------------------------------------------------


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported):
                                December 11, 1998



--------------------------------------------------------------------------------



                          GLOBAL HEALTH SCIENCES, INC.
                          ----------------------------
                           (Exact Name of Registrant)



      CALIFORNIA                      333-52539               95-3267801
------------------------       ----------------------     ----------------------
(State of Incorporation)       (Commission File No.)         (IRS Employer
                                                          Identification Number)



                            987 N. Enterprise Street
                            Orange, California 92867
                            ------------------------
                    (Address of Principal Executive Offices)


                                 (714) 633-2320
                         -------------------------------
                         (Registrant's telephone number)

Item 7. FINANCIAL STATEMENTS. PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         As previously disclosed under a Report on Form 8-K filed on December 23, 1998, Global Health Sciences, Inc. (the "Registrant") through its wholly-owned subsidiary Global Health Sub, Inc. ("Global Sub"), acquired all of the outstanding shares of capital stock of American Ingredients, Inc., a California corporation ("American"), pursuant to a Stock Purchase Agreement, dated as of December 11, 1998 between Global Sub and Arthur J. Salerno and Kathleen P. Salerno. In accordance with SEC rules, the Registrant omitted from the Form 8-K the required historical and pro forma financial statements for American. This amendment to the Form 8-K provides those financial statements.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

INDEPENDENT AUDITORS' REPORT


American Ingredients, Inc.

We have audited the accompanying balance sheet of American Ingredients, Inc. (the "Company") as of December 11, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the period January 1, 1998 through December 11, 1998 ("period ended December 11, 1998"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of American Ingredients, Inc. as of December 11, 1998, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.



Deloitte & Touche LLP

February 12, 1999
Los Angeles, California

AMERICAN INGREDIENTS, INC.

BALANCE SHEET
DECEMBER 11, 1998
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash (Notes 2 and 6)                                                                $   733,420
  Accounts receivable, net of allowance for doubtful accounts of $200,000 (Note 2)      3,946,184
  Inventories (Note 2)                                                                  2,652,659
  Other current assets                                                                     17,855
                                                                                    -------------
           Total current assets                                                         7,350,118

PROPERTY AND EQUIPMENT, Net (Notes 2 and 3)                                             1,229,119

OTHER ASSETS                                                                              122,219
                                                                                    -------------
TOTAL                                                                                  $8,701,456
                                                                                    -------------
                                                                                    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                     $1,869,213
  Accrued liabilities                                                                     239,134
  Note payable to acquiror (Note 6)                                                     6,000,000
                                                                                    -------------
           Total current liabilities                                                    8,108,347
                                                                                    -------------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 10,000 shares authorized;
     1,000 shares issued and outstanding                                                   10,000
  Retained earnings                                                                       583,109
                                                                                    -------------
           Total stockholders' equity                                                     593,109
                                                                                    -------------
TOTAL                                                                                  $8,701,456
                                                                                    -------------
                                                                                    -------------


See accompanying notes to financial statements.

AMERICAN INGREDIENTS, INC.

STATEMENT OF OPERATIONS
PERIOD ENDED DECEMBER 11, 1998
--------------------------------------------------------------------------------


REVENUES (Notes 2 and 6):
  Net sales                                           $ 27,402,947
  Commission revenue                                       884,740
                                                    ---------------
           Total revenues                               28,287,687

COST OF SALES                                           20,913,848
                                                    ---------------
GROSS MARGIN                                             7,373,839

OPERATING EXPENSES                                       9,018,794
                                                    ---------------
OPERATING LOSS                                          (1,644,955)
                                                    ---------------
OTHER INCOME (EXPENSE):
  Interest expense                                        (125,534)
  Interest income                                            4,095
  Other, net                                               (30,298)
                                                    ---------------
             Total other expense                          (151,737)
                                                    ---------------
LOSS BEFORE INCOME TAXES                                (1,796,692)

INCOME TAXES (Note 2)                                          800
                                                    ---------------
NET LOSS                                              $ (1,797,492)
                                                    ---------------
                                                    ---------------


See accompanying notes to financial statements.

AMERICAN INGREDIENTS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD ENDED DECEMBER 11, 1998
--------------------------------------------------------------------------------


                                                                                                            TOTAL
                                                                       COMMON          RETAINED          STOCKHOLDERS'
                                                                        STOCK          EARNINGS             EQUITY

BALANCE, JANUARY 1, 1998                                                $10,000        $ 2,994,361        $ 3,004,361
  Net loss for the period ended December 11, 1998                                       (1,797,492)        (1,797,492)

  Dividends                                                                               (613,760)          (613,760)
                                                                      ---------       -------------      ------------

BALANCE, DECEMBER 11, 1998                                              $10,000         $  583,109         $  593,109
                                                                      ---------       -------------      ------------
                                                                      ---------       -------------      ------------




See accompanying notes to financial statements.

AMERICAN INGREDIENTS, INC.

STATEMENT OF CASH FLOWS
PERIOD ENDED DECEMBER 11, 1998
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                    $(1,797,492)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                                 214,649
    Increase in accounts receivable                                                              (227,868)
    Decrease in inventories                                                                       485,688
    Increase in other current assets                                                              (17,855)
    Increase in other assets                                                                     (122,219)
    Decrease in accounts payable                                                               (1,022,071)
    Increase in accrued liabilities                                                               186,183
                                                                                              -----------
           Net cash used in operating activities                                               (2,300,985)
                                                                                              -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment                                                             (957,950)
                                                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                                                 (613,760)
  Borrowings on note payable to acquiror                                                        6,000,000
  Repayment of notes payable                                                                   (1,782,531)
                                                                                              -----------
           Net cash provided by financing activities                                            3,603,709
                                                                                              -----------
NET INCREASE IN CASH                                                                              344,774

CASH, BEGINNING OF PERIOD                                                                         388,646
                                                                                              -----------
CASH, END OF PERIOD                                                                           $   733,420
                                                                                              -----------
                                                                                              -----------
SUPPLEMENTAL DISCLOSURES -
  Cash paid during the period for:
    Interest                                                                                  $   125,534
                                                                                              -----------
                                                                                              -----------
    State income taxes                                                                        $       800
                                                                                              -----------
                                                                                              -----------



See accompanying notes to financial statements.

AMERICAN INGREDIENTS, INC.

NOTES TO FINANCIAL STATEMENTS
PERIOD ENDED DECEMBER 11, 1998
-------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS

      American Ingredients, Inc. (the "Company") is a supplier of raw materials to the nutraceutical industry.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. To reduce credit risk, the Company monitors the credit standing of the financial institutions that hold the Company's cash.

      INVENTORIES - Inventories consist primarily of ingredients used by nutritional food product manufacturers and are valued at lower of cost, determined by the first in, first out method or market.

      PROPERTY AND EQUIPMENT - Property and equipment, other than leasehold improvements, are depreciated on the straight-line basis over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized on the straight-line basis over the lesser of their estimated useful lives or the remaining term of the lease.

      REVENUE RECOGNITION - Sales are recorded when merchandise is shipped. Sales returns are not significant. The Company also acts as an exclusive sales representative for manufacturers of nutraceutical products in certain markets. The Company receives commission revenue for this activity, as it does not take title to the related inventory. Commission revenue is recorded upon notification of payment to the nutraceutical company.

      INCOME TAXES - The Company has elected to be taxed as an S corporation for federal and state income tax purposes, and other than a 1.5% state tax, taxable income is passed through to the Company's shareholders.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains, when necessary, an allowance for potential credit losses.

      For the period ended December 11, 1998, sales to one customer represented 34% of total sales. The loss of, or reduction in, sales to this customer or the customer's inability to meet its obligations to the Company could have a material adverse effect on the Company's operating results and financial condition. At December 11, 1998, receivables from this customer were $1,275,063.

3.    PROPERTY AND EQUIPMENT

      Consist of the following at December 11, 1998:

Leasehold improvements                             $   917,214
Machinery and equipment                                682,911
                                                  ------------
                                                     1,600,125
Accumulated depreciation and amortization             (371,006)
                                                  ------------
Total                                              $ 1,229,119
                                                  ------------
                                                  ------------


4.    PENSION PLAN

      At December 11, 1998, the Company had a defined benefit plan (the "Plan") that covered substantially all of the Company's full-time employees. The financial statements reflect an income statement charge related to the Plan of $356,000. However, in connection with the Company's acquisition by Global Health Sciences, Inc. (see Note 6), the obligation to the employees is to be paid out of the assets of the Plan, with any remaining liability to be paid by the former shareholders of the Company. The estimated liability at December 11, 1998 was $874,776; the Plan assets were $865,611.

5.    COMMITMENTS AND CONTINGENCIES

      The Company leases its office and warehouse facilities under a noncancelable operating lease with a related party of the Company's majority shareholder for $21,000 per month that expires in December 2003. The Company also leases office equipment and automobiles under operating leases. During the period ended December 11, 1998, the Company incurred rent expense of $227,408.

      A summary of lease commitments as of December 11, 1998 is as follows:

1999                                             $  282,612
2000                                                278,439
2001                                                258,348
2002                                                256,188
2003                                                231,000
                                               ------------
                                                 $1,306,587
                                               ------------
                                               ------------

6.    SALE OF THE COMPANY

      On December 11, 1998, the Company was purchased by Global Health Sciences, Inc. ("Global Health") for $36 million, including $30 million of cash and the forgiveness of a $6 million note payable to Global Health (which occurred subsequent to the date of the transaction).

      During the period ended December 11, 1998, the Company had sales to Global Health of $2,148,056 and a receivable of $419,497 at December 11, 1998.

        (b) PRO FORMA FINANCIAL INFORMATION.

        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


The following Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition of American Ingredients, Inc. ("American Ingredients")("the Acquisition") as if the transaction had occurred on September 30. 1998 and combines the September 30, 1998 balance sheet of Global Health Sciences, Inc.("Global Health") and the December 11, 1998 balance sheet of American Ingredients. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Acquisition, the issuance of $225 million of Notes due 2008 (the "Notes"), the $50 million acquisition facility (the "Acquisition Facility"), and the Reorganization (see accompanying notes) as if such transactions had occurred as of January 1, 1997. The issuance of the Notes, the Acquisition Facility and the Reorganization occurred on April 23, 1998 and resulted in the formation of Global Health Sciences, Inc. (the "Company") and the issuance of $225 million of Notes.

The Company purchased American Ingredients on December 11, 1998 for $36 million. The Acquisition was accounted for as a purchase. Under the purchase method of accounting, the total purchase cost will be allocated to the assets and liabilities of American Ingredients based on their respective fair values. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on the Company's current estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

        Unaudited Pro forma Condensed Combined Balance Sheet
        As of September 30, 1998
        (in thousands)

                                                            GLOBAL HEALTH    AMERICAN        PRO FORMA              PRO FORMA
        ASSETS                                                 SCIENCES     INGREDIENTS     ADJUSTMENTS             COMBINED

        CURRENT ASSETS
        Cash and cash equivalents                               $22,768           $733       ($5,000) (1)             $18,501
        Accounts receivable, net of allowances                    5,768          3,946                                  9,714
        Inventories                                              11,741          2,653            100  (1)             14,494
        Prepaid expenses and other current assets                 1,395             18                                  1,413
                                                           -------------   ------------   ------------            ------------
        TOTAL CURRENT ASSETS                                     41,672          7,350        (4,900)                  44,122

        Property and equipment, net                               5,862          1,229                                  7,091
        Intangibles and other assets                            135,082            123         29,667 (1 AND 2)       164,872
                                                           -------------   ------------   ------------            ------------

        TOTAL ASSETS                                           $182,616         $8,702        $24,767                $216,085
                                                           -------------   ------------   ------------            ------------
                                                           -------------   ------------   ------------            ------------
        LIABILITIES AND STOCKHOLDER'S EQUITY
        (DEFICIT)

        CURRENT LIABILITIES
        Accounts payable and accrued expenses                   $27,675         $2,109           $360 (1)             $30,144
        Line of credit                                                -          6,000         (6,000)(1)                   -
                                                           -------------   ------------   ------------            ------------
        TOTAL CURRENT LIABILITIES                                27,675          8,109         (5,640)                 30,144
                                                           -------------   ------------   ------------            ------------
        Long-term debt, less current installments               218,667              -         31,000 (1)             249,667
                                                           -------------   ------------   ------------            ------------
        STOCKHOLDER'S EQUITY (DEFICIT)
        Common Stock                                                473             10            (10)(1)                 473
        Retained earnings (deficit)                             (64,199)           583           (583)(1)             (64,199)
                                                           -------------   ------------   ------------            ------------
        TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                    (63,726)           593           (593)                (63,726)
                                                           -------------   ------------   ------------            ------------
                                                           -------------   ------------   ------------            ------------
        TOTAL LIABILTIIES AND STOCKHOLDER'S
        EQUITY (DEFICIT)                                       $182,616         $8,702        $24,767                $216,085
                                                           -------------   ------------   ------------            ------------
                                                           -------------   ------------   ------------            ------------


        See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE 9 MONTHS ENDED SEPTEMBER 30, 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                   Omni-Pak and
                                                         Global Health         Affiliates 1/1/98 to        Pro forma
                                                          Historical                  4/22/98             Adjustments
                                                     ----------------------    ----------------------     -----------
Net revenues                                                 $     106,382              $     31,146         $    (376)(3)
Cost of sales                                                       74,039                    21,386              (376)(3)
                                                     ----------------------    ----------------------    --------------
  Gross profit                                                      32,343                     9,760                 -
Selling, general and administrative expenses                        17,096                     1,912             8,376 (4)
                                                     ----------------------    ----------------------    --------------
  Operating income from continuing operations                       15,247                     7,848            (8,376)
Interest income (expense), net                                     (11,335)                       42            (8,063)(5)
                                                     ----------------------    ----------------------    --------------
Income before state taxes                                            3,912                     7,890           (16,439)
State income taxes (benefit)                                           193                       119               (29)(6)
                                                     ----------------------    ----------------------    --------------
Net income (7)                                               $       3,719              $      7,771       $  (16,410)
                                                     ----------------------    ----------------------    --------------
                                                     ----------------------    ----------------------    --------------



                                                                           American                              Global Health and
                                                  Global Health          Ingredients           Pro forma       American Ingredients
                                                    Pro Forma         1/1/98 to 9/30/98       adjustments           Pro forma
                                                    ---------        -------------------   ----------------     -------------------


Net revenues                                              $  137,152         $    23,196        $   (2,148)(3)   $     158,200
Cost of sales                                                 95,049              17,650            (2,148)(3)         110,551
                                                    -----------------    ----------------   ----------------    ---------------
  Gross profit                                                42,103               5,546                  -             47,649
Selling, general and administrative expenses                  27,384               1,593             4,503 (4)          33,480
                                                    -----------------    ----------------   ----------------    ---------------
  Operating income from continuing operations                 14,719               3,953            (4,503)             14,169
Interest income (expense), net                               (19,356)               (118)           (1,918)(5)         (21,392)
                                                    -----------------    ----------------   ----------------    ---------------
Income before state taxes                                     (4,637)              3,835            (6,421)             (7,223)
State income taxes (benefit)                                     283                   -              (188)                 95
                                                    -----------------    ----------------   ----------------    ---------------
Net income (7)                                           $   (4,920)         $     3,835        $   (6,233)     $       (7,318)
                                                    -----------------    ----------------   ----------------    ---------------
                                                    -----------------    ----------------   ----------------    ---------------


        See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS)

                                                                                          Omni-Pak
                                                             D&F Industries            and Affiliates           Pro forma
                                                               Historical                Historical            Adjustments
                                                          ----------------------    ----------------------     -----------
Net revenues                                                      $      85,191              $     98,587        $  (1,393)(3)
Cost of sales                                                            55,020                    64,106           (1,393)
                                                          ----------------------    ----------------------    --------------
  Gross profit                                                           30,171                    34,481                -
Selling, general and administrative expenses                              7,088                     5,931            27,297 (4)
                                                          ----------------------    ----------------------    --------------
  Operating income from continuing operations                            23,083                    28,550           (27,297)
Interest income (expense), net                                               82                       197           (26,277)(5)
                                                          ----------------------    ----------------------    --------------
Income before state taxes                                                23,165                    28,747           (53,574)
State income taxes                                                          350                       428              (394)(6)
                                                          ----------------------    ----------------------    --------------
Net income (7)                                                    $      22,815              $     28,319        $  (53,180)
                                                          ----------------------    ----------------------    --------------
                                                          ----------------------    ----------------------    --------------


                                                                                                                   Global Health and
                                                      Global Health          American          Pro forma        American Ingredients
                                                       Pro Forma            Ingredients        adjustments            Pro forma
                                                   ----------------     ------------------- ----------------    -------------------
Net revenues                                             $  182,385            $    19,509        $   (1,680)(3)     $      200,214
Cost of sales                                               117,733                 13,928            (1,680)(3)            129,981
                                                   -----------------    -------------------   ----------------    ------------------
  Gross profit                                               64,652                  5,581                 -                 70,233
Selling, general and administrative expenses                 40,316                  3,863             6,054 (4)             50,233
                                                   -----------------    -------------------   ----------------    ------------------
  Operating income from continuing operations                24,336                  1,718            (6,054)                20,000
Interest income (expense), net                              (25,998)                   (13)           (2,558)(5)            (28,569)
                                                   -----------------    -------------------   ----------------    ------------------
Income before state taxes                                    (1,662)                 1,705            (8,612)                (8,569)

State income taxes                                              384                     18              (129)(6)                273
                                                   -----------------    -------------------   ----------------    ------------------
Net income (7)                                          $   (2,046)            $     1,687        $   (8,483)        $       (8,842)
                                                   -----------------    -------------------   ----------------    ------------------
                                                   -----------------    -------------------   ----------------    ------------------

See accompanying notes

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


General - The Reorganization

      On April 23, 1998, D&F Industries ("D&F," the predecessor), Raven d/b/a Omni-Pak Industries ("Omni-Pak"), Dynamic Products Inc. ("Dynamic") and West Coast Sales ("West Coast") entered into a reorganization agreement pursuant to which (a) D&F changed its name to Global Health Sciences, Inc. ("Global Health"), (b) Global Health transferred all of its assets and liabilities, except for its obligation under the 11% Senior Notes due 2008 (the "Notes"), to its newly formed subsidiaries, (c) Global Health through its subsidiaries acquired Omni-Pak, Dynamic and West Coast (together referred to as Omni-Pak and Affiliates) from their respective shareholders for approximately $137,900 in cash and expenses in transactions accounted for under the purchase method of accounting and (d) the shareholders of Global Health received approximately $58,700 in cash from the repurchase of approximately 543,000 shares. The above transactions were financed principally through the sale of $225,000 in aggregate principal amount of the Notes. The transactions described above are referred to as the "Reorganization."


Balance Sheet Adjustments:
(1)
      Acquisition: The Acquisition of American Ingredients will be accounted for under the purchase method of accounting. The purchase price consists of $30,000 of cash, $360 of estimated transaction costs and the contribution to capital of $6,000 that had previously been advanced to American Ingredients. The purchase price will be allocated to American Ingredients assets and liabilities acquired based on the respective fair values as of the closing date. Although the final allocation has not been determined, the following sets forth certain preliminary allocations:

               Net Assets of American Ingredients at historical cost                $         593
               Inventory                                                            $         100
               Intangibles and other assets                                         $      29,667
               Elimination of Note Payable to Global Health                         $       6,000
               Cash                                                                                     $       5,000
               Acquisition Facility                                                                     $      31,000
               Accounts Payable and Accrued Expenses                                                    $         360


(2)
      Intangibles and other assets: The following represents the change in intangibles and other assets resulting from the Acquisition:




               Excess of the Purchase Price over Net Assets acquired                 $        29,307
               Expenses of the acquisition                                                       360
                                                                                     ----------------
               Total Intangibles and other assets                                    $        29,667
                                                                                     ----------------
                                                                                     ----------------

Income Statement Adjustments:
(3)
      Elimination Entries: Reflects elimination of intercompany sales and related cost of sales between D&F and Omni-Pak and Affiliates and between Global Health and American Ingredients.





(4)

                                                                                               Year Ended         Nine Months Ended
                                                                                              December 31, 1997  September 30, 1998
                                                                                              -----------------  ------------------
      Amortization of intangibles related to Acquisition of Omni Pak and
      Affiliates ($136,484 amortized over five years). For the nine months ended
      September 30, 1998, the adjustment represents amortization of intangibles
      prior to April 23, 1998, the date of the Reorganization.                                        $   27,297          $   8,376
                                                                                                    ------------       ------------
                                                                                                    ------------       ------------
       Amortization of intangible related to the acquisition of American Ingredients ($29,667
       amortized over a five year period)                                                             $    5,933          $  4,450
       Other                                                                                                 121                53
                                                                                                    ------------       ------------
       Adjustment to Selling, General & Administrative Expenses                                       $    6,054          $  4,503
                                                                                                    ------------       ------------
                                                                                                    ------------       ------------


(5)
       Interest Income (Expense), Net: Reflects adjustments to interest expense, as follows:


                                                                                               Year Ended         Nine Months Ended
                                                                                              December 31, 1997  September 30, 1998
                                                                                              -----------------  ------------------
                                   Interest on Notes at an effective rate of 11.5%                    $   25,115          $ 7,193
                                   Amortization of deferred financing fees on  Notes over 10 years           624              468
                                   Interest on Acquisition Facility related to the Reorganization             88               66
                                   Amortization of Acquisition Facility fees over 5 years                    200              150
                                   Fee for unused Acquisition Facility                                       250              186
                                                                                                    ------------       ------------
                                   Adjustment to interest expense                                     $   26,277          $ 8,063
                                                                                                    ------------       ------------
                                   Interest on Acquisition Facility at an effective rate of 8.25%
                                                  related to the Acquisition                          $    2,558          $ 1,918
                                                                                                    ------------       ------------
                                                                                                    ------------       ------------

      Each 0.125% change in interest rates with respect to the Acquisition facility would increase or decrease interest expense by less than $100.

(6)
       Provision for State Income Taxes: Reflects the adjustment to state income taxes at 1.5% on the deductible portion of the adjustment. The Company is an S Corporation, for Federal and California income tax purposes; accordingly, income tax is paid by the Company's shareholders.

(7)
      EBITDA is defined as income before interest income (expense), income taxes, and depreciation and amortization. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur debt. Accordingly, this information has been presented to permit a complete analysis. EBITDA should not be considered a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                                                                                               Year Ended         Nine Months Ended
                                                                                              December 31, 1997  September 30, 1998
                                                                                              -----------------  ------------------
                   EBITDA:
                   Global Health pro forma                                                    $        52,669       $       35,192
                   American Ingredients pro forma                                                       1,617                4,033
                                                                                              ---------------       --------------
                   Total                                                                      $        54,286       $       39,225
                                                                                              ---------------       --------------
                                                                                              ---------------       --------------



        (c) EXHIBITS.

            None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GLOBAL HEALTH SCIENCES, INC.




Date:  February 22, 1999                    By:  /S/ DONALD J. LEWIS
                                                  ------------------------------
                                                     Name:  Donald J. Lewis
                                                     Title: Secretary